Exhibit 10.1

LOAN AGREEMENT

Lender:	HHMC Microeletronics Co., Limited Beijing Branch (referred to as “Party A”)
Unified Social Credit Code: 91110117MA01B29432
Person in Charge: Jingquan Liu

Borrower:	Borqs Beijing Ltd. (referred to as “Party B”)
Unified Social Credit Code: 91110108666251455B
Legal Representative: Pat Sek Yuan Chan

Guarantor:	1. Borqs Technologies, Inc. (1 and 2 collectively, “Party C”)
Location: Tower A, Building B23, Universal Business Park, No. 10 Jiuxianqiao Road, Chaoyang District Beijing, 100015 China.
Chairman of the Board: Pat Sek Yuan Chan
2. Pat Sek Yuan Chan

For reasons of business operation, Party B applies for Loan from Party A. Upon the unanimous consent of both parties, Party B shall provide Party A with equity, dividends, accounts receivable and other assets (hereinafter referred to as “Collateral”) held by Party B as collateral for the loan to Party A. Satisfied the above conditions, Party A shall provide the agreed amount of the Loan to Party B. Before Party B pays off the Loan, Party A is the pledgor. Whereby it is mutually agreed as follows:

I.	Type of Loan: US Dollar

II.	Use of Loan: Company’s Own Use

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III.	Loan Amount: USD 2,572,213.00

IV.	Maturity Date: December 31, 2018.

V.	Repayment

1.	Repayment Source: Party B self-raised funds

2.	Repayment Method: Through bank transfer, repayment in cash.

3.	Party B shall make one-time payment to Party A on Loan Maturity Date. For the Loan that have not been paid on Loan Maturity Date, shall pay the Capital Occupation Fee (based on the highest standard prescribed by law) to Party A.

VI.	Collateral

1.	Collateral (including but not limited): The equity of domestic and foreign companies, dividends thereof, accounts receivable and other assets owned by Party B.

2.	Pledge Term: When Party B pays off the principal and interest of the Loan.

VII.	Warranties

1.	On Loan Maturity Date, if Party B fails to repay the Loan to Party A, Party B unconditionally agrees to use the Collateral to offset the principal and interest of the Loan, and undertake all the costs of Party A’s realization of the pledge.

2.	Party B guarantees the legality of the use of the Loan and promises that any legal disputes during the period of the Loan are not related to the Loan provided by Party A.

VIII.	Liability for Breach Contract

1.	Responsibility of Party A: if Party A fails to provide the Loan according to the agreed time, Party A shall pay liquidated damages to Party B according to the amount of breach of contract and the days of extension. The calculation method of liquidated damages shall refer to the calculation method of the Capital Occupation Fee caused by Party B as Party B has not make a repayment in full or on schedule.

2.	Responsibility of Party B: if Party B cannot repay the Loan when it is due, Party A realizes the pledge according to law, Party B shall cooperate actively.

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IX.	Guarantee Liability

1.	Borqs Technologies, Inc. (“Borqs”) and its Chairman of the Board Pat Sek Yuan Chan agree to guarantee Party B’s Loan to Party A with their assets, including but not limited to, shares of Borqs owned by such parties All external accounts receivable, etc. Borqs Technologies, Inc. represents that the signing and execution of this Agreement is its true intention, Borqs has obtained all necessary consents, approvals and authorizations and there are no legal defects. Borqs has sufficient discretion for accounts receivable and there are no defects, disputes, litigation, arbitration or any third party rights that have not been notified to Party A. If Party B fails to repay the Loan to Party A upon the maturity of the Loan, Borqs will unconditionally assume the full repayment obligation of the joint and several liability within the scope of guarantee, including the principal of the Loan, the Capital Occupation Fee and the full cost of realizing the pledge.

2.	Pat Sek Yuan Chan only uses shares of Borqs owned by him to guarantee Party B’s Loan. Pat Sek Yuan Chan warrants that the signing and execution of this Agreement is his true intention and there are no legal defects. If Party B fails to repay the Loan sufficiently to Party A upon the maturity of the Loan, Pat Sek Yuan Chan will unconditionally assume the full repayment obligation of the joint and several liability within the scope of guarantee. Including: the principal of the Loan; the Capital Occupation Fee, and the full cost of realizing the pledge.

X.	Miscellaneous

1.	All matters not covered in this Agreement and all disputes arising from this Agreement shall be settled through amicable negotiations between the parties. In the event that the parties fail to resolve disagreements through amicable negotiations, any party has the right to file a lawsuit in the People’s Court where Party A is located.

2.	This Agreement is effective after being signed and stamped by the parties. In case of unfinished matters, supplementary provisions shall be made through mutual consultation between the parties, and the supplementary provisions shall have the same legal effect as this Agreement.

3.	This Agreement shall be signed in four (4) counterparts, each of Party A and Party B shall hold one counterpart, Party C shall hold two counterparts as an original copy with same legal effect.

[Signature Page Follows]

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Lender: HHMC Microeletronics Co.,Limited Beijing Branch (Company Seal)

Authorized Person Signature and Stamp:

Borrower: Borqs Beijing Ltd. (Company Seal)

Authorized Person Signature and Stamp:

Guarantor: 1. Borqs Technologies, Inc.(Company Seal)

Authorizer or Personally Signature and Stamp

By:	/s/ Pat Sek Yuan Chan
Pat Sek Yuan Chan
Chairman and Chief Executive Officer

Guarantor: 2.	/s/ Pat Sek Yuan Chan
Pat Sek Yuan Chian

Date of Signing: November 29, 2018

[Signature Page to Loan Agreement]

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